                                                                   Exhibit 10.10




                            BASIC LEASE INFORMATION

Lease Date:                  November 22, 1999

Tenant:                      PANJA INC., a Texas corporation

Address of Tenant:           Panja Inc.
                             11995 Forestgate Drive
                             Dallas, Texas 75243
                             Attention: Wendel Kirton

Landlord:                    DALMAC/GOLDCOR REAL ESTATE VENTURE, LTD.,
                             a Texas limited partnership

Address of
Landlord:                    DalMac/GoldCor Real Estate Venture, Ltd.
                             111 W. Spring Valley
                             Richardson, Texas 75083-0160
                             Attention: Rex Bellomy

Premises:                    Approximately 10.00 acres of land, as more
                             particularly described on Exhibit "A" attached
                             hereto and made a part hereof (the "Land"),
                                                                 ----
                             together with an approximately 128,700 gross square
                             foot building and all other improvements to be
                             constructed by Landlord on the Land in accordance
                             with the terms of Rider 2 to this Lease (the
                             "Building"). The Premises may be adjusted pursuant
                              --------
                             to Rider 4 to this Lease.

Lease Term:                  That period of time commencing on the Commencement
                             Date (herein so called and as determined in the manner hereinafter set forth) and expiring on the last day of the calendar month in which the tenth
                             (10th) anniversary of the Commencement Date occurs, together with all renewals exercised and entered into in accordance with the terms of Rider 1 attached to this Lease.

Base Rental:                 Subject to the adjustments provided herein in Rider
                             3 to this Lease, from the Commencement Date to the fifth (5th) anniversary of the Commencement Date, an amount per annum equal to $ 1,496,299.24 payable in equal monthly installments of $124,691.60 each, and from the fifth (5th) anniversary date of the Commencement Date until the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs, an amount per annum equal to $1,645,929.16 payable in equal monthly installments of $137,160.76 each.

Estimated Operating Expenses: Initially $32,175.00 per month, adjusted as hereinafter provided.

Additional Rental:  All sums of money, however described, which Tenant becomes obligated to pay to Landlord pursuant to the terms of this Lease, other than Base Rental, specifically including without limitation Estimated Operating Expenses.

Rent:               All Base Rental and Additional Rental.

Affiliate:          Any person or entity directly or indirectly, through one or more intermediaries, which controls, is controlled by or is under common control with Tenant; and the term "control" shall mean (i) with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and (ii) with respect to the person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.

Tenant Parties: Tenant, together with its Affiliates, employees, agents, contractors and invitees.

         The foregoing Basic Lease Information and definitions are hereby incorporated into and made a part of the Lease identified hereinabove. Each reference in the Lease to any of the information and definitions set forth in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:                                         TENANT:

DALMAC/GOLDCOR REAL ESTATE                        PANJA INC.,
VENTURE, LTD.,                                    a Texas corporation
a Texas limited partnership

By:   DALMAC SHILOH, LTD.,                        By: /s/ Joe Hardt
a Texas limited partnership                          ------------------
                                                        Name: Joe Hardt
                                                             -----------
                                                        Title:President & CEO
                                                              ---------------

      By: DalMac Real Estate, Inc.,
          a Texas corporation,
          Its General Partner


          By: /s/ B.D McJunkin
             -----------------
          Name:   B.D McJunkin
               ---------------

                   Title:  President
                         --------------------

                               TABLE OF CONTENTS

                                                                                                                 Page
1.  DEFINITIONS AND BASIC PROVISIONS..........................................................................    -1-

2.  LEASE GRANT...............................................................................................    -1-

3.  RENT......................................................................................................    -1-

4.  OPERATING EXPENSES........................................................................................    -2-

5.  LANDLORD'S OBLIGATIONS....................................................................................    -3-

6.  TENANT'S OBLIGATIONS......................................................................................    -4-

7.  UTILITIES.................................................................................................    -4-

8.  TENANT'S TAX OBLIGATIONS..................................................................................    -5-

9.  INSURANCE, FIRE OR OTHER CASUALTY.........................................................................    -6-

10. CONSTRUCTION ON THE PREMISES..............................................................................    -7-

11. USE; REDELIVERY...........................................................................................    -8-

12. ASSIGNMENT AND SUBLETTING.................................................................................    -9-

13. INDEMNITY.................................................................................................   -12-

14. SUBORDINATION.............................................................................................   -14-

15. INSPECTION................................................................................................   -15-

16. CONDEMNATION..............................................................................................   -15-

17. HOLDING OVER..............................................................................................   -16-

18. USE OF ROOF...............................................................................................   -16-

19. EVENTS OF DEFAULT.........................................................................................   -17-

20.    REMEDIES...............................................................................................   -19-

21.    SURRENDER OF PREMISES..................................................................................   -20-

22.    ATTORNEYS' FEES........................................................................................   -20-

23.    MECHANICS' LIENS.......................................................................................   -20-

24.    WAIVER OF SUBROGATION..................................................................................   -21-

25.    SIGNAGE................................................................................................   -21-

26.    BROKERAGE..............................................................................................   -21-

27.    ESTOPPEL CERTIFICATES..................................................................................   -22-

28.    NOTICES................................................................................................   -22-

29.    SEVERABILITY...........................................................................................   -22-

30.    AMENDMENTS; BINDING EFFECT.............................................................................   -23-

31.    QUIET ENJOYMENT........................................................................................   -23-

32.    GENDER.................................................................................................   -23-

33.    PERSONAL LIABILITY.....................................................................................   -23-

34.    NOTICE TO LENDER.......................................................................................   -23-

35.    CAPTIONS...............................................................................................   -24-

36.    MISCELLANEOUS..........................................................................................   -24-

37.    EXHIBITS AND ATTACHMENTS...............................................................................   -25-

38.    INDEMNITY OBLIGATIONS..................................................................................   -25-

Exhibit A - Legal Description
Exhibit B - Form of SNDA

Rider 1 - Renewal Options
Rider 2 - Construction Agreement
Rider 3 - Rent Calculation
Rider 4 - Adjacent Land

     THIS LEASE AGREEMENT is entered into as of the Lease Date by and between Landlord and Tenant.


                             W I T N E S S E T H:


1.   DEFINITIONS AND BASIC PROVISIONS

     The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant
                  -----------------------
contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the references thereto in the provisions of this Lease. In the event of any conflict, the provisions of this Lease shall control.

 2.  LEASE GRANT

     a. In consideration of the Rent to be paid, the other covenants and agreements to be performed by Tenant, and upon the terms hereinafter stated, Landlord does hereby lease, demise and let unto Tenant the Premises, commencing on the Commencement Date and ending on the last day of the Lease Term, unless the same is extended as herein provided.

     b. By accepting possession of the Building, Tenant shall be conclusively deemed to have accepted same as being in good and satisfactory condition and suitable for their intended commercial purpose, subject only to Landlord's obligations with respect to "punch list" matters in accordance with the provisions of Rider 2.

3.   RENT

     In consideration of this Lease, Tenant promises and agrees to pay Landlord the Base Rental, without demand, deduction or set off, on or before the first day of each month of the Lease Term, and all extensions thereof. The first such monthly installment of Base Rental shall be payable by Tenant to Landlord on the Lease Date and monthly installments of Base Rental shall thereafter be paid on or before the first day of each calendar month following the Commencement Date during the Lease Term. In the event any installment of Base Rental is not received within ten (10) days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Base Rental, a late payment charge equal to ten percent (10%) of the late installment of Base Rental, it being understood that said late payment charge shall constitute liquidated damages (but shall not void the occurrence of a default or eliminate any of Landlord's remedies therefor) and shall be for the purposes of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of a late installment payment of Base Rental. Tenant and Landlord agree that the damages suffered by Landlord in the event of any such late payments are not capable of being ascertained precisely, and that the foregoing amount constitutes a reasonable and good faith estimate by the parties of the extent of such damages. Notwithstanding the foregoing, such late charges shall not apply to any Additional Rental which become due and owing by Tenant to Landlord pursuant to the provisions of this Lease, it being understood that such

Additional Rental shall bear interest from and after the tenth (10th) day after Tenant is notified that such Additional Rental is due, which interest Tenant hereby agrees to pay to Landlord, at the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by law to be charged Tenant for the use or forbearance of such money (the Default Rate"). Notwithstanding
                                          ------------
anything in this Lease to the contrary, all amounts payable by Tenant to Landlord as Rent, including but not limited to any amounts due and payable as the Additional Rental, shall constitute rent for the purpose of Section 502(b)(7), as it may be amended, of the Federal Bankruptcy Code, 11 U.S.C.
(S) 101 et seq. (the "Bankruptcy Code").
        -- ---        ---------------

4.   OPERATING EXPENSES.

     Tenant agrees to pay, as a part of Rent, all "Operating Expenses", meaning (i) all taxes, assessments, including all assessments made pursuant to restrictions and covenants applicable to the Building, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Building and real property described on Exhibit "A", (ii) all insurance obtained by Landlord pursuant to
             ----------
the terms of this Lease and (iii) all expenses of operating, maintaining and repairing the Building and Common Areas in accordance with the terms of this Lease together with a property management fee of 2% of Base Rent. In the event the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future Building and Land, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     The term "Operating Expenses" shall not include (i) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles and sound management practices consistently applied, except for capital costs incurred by reason of governmental requirement, the negligence or malfeasance of Tenant or its employees, invitees, agents or contractors or a breach by Tenant of its obligations hereunder, or to reduce Operating Expenses; (ii) advertising and promotional costs including tenant relation programs and events; (iii) Landlord's gross receipts taxes (other than those applicable to rental receipts from the Building in lieu of or in addition to property taxes), personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period outside the term of the Lease; (iv) any fines, costs, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees; (v) brokerage fees and commissions incurred in connection with leasing or selling the Building; (vi) payments of principal or interest on "Landlord's Building Debt" (herein so called). Operating Expenses shall also exclude the following items: (a) capital expenses incurred to reduce Operating Expenses to the extent capital expenses exceed the actual reduction in Operating Expenses; (b) salaries and bonuses of officers, executives and employees of Landlord not employed exclusively at the

Building following the Commencement Date or who are above the level of Building Manager; (c) depreciation and amortization of any type; (d) any cost representing an amount paid to any person or entity affiliated with Landlord which is in excess of amounts customarily paid, other than fees or items which have been approved at the time of the execution of this Lease; (e) Landlord's general overhead.

     The initial monthly installment of Estimated Operating Expenses as set forth on Page 2 of this Lease has been established by Landlord on the basis of its estimate of Tenant's liability for Estimated Operating Expenses for the balance of the calendar year in which the Lease Term will commence. Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, or as soon as reasonably possible thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses actually incurred by Landlord for such calendar year, in comparison to the Estimated Operating Expenses paid by Tenant during such calendar year. If the Estimated Operating Expenses paid by Tenant exceeds Tenant's obligations for the Operating Expenses for such calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against Monthly Rent next due, if any, or by direct payment to Tenant within thirty (30) days after the date of such statement. If the Estimated Operating Expenses paid by Tenant is less than Tenant's obligations for Operating Expenses for such calendar year, Tenant shall pay Landlord, within thirty (30) days after receipt of the statement, an amount equal to such difference. Tenant, at its expense, shall have the right at its sole cost and expense, within five (5) months after receiving Landlord's statement of Operating Expenses for a particular calendar year, to audit Landlord's books and records, respectively, relating solely to Operating Expenses for such calendar year, failing which Tenant waives any rights to audit and accepts the calculations set forth by Landlord. To the extent that Tenant elects to conduct an audit within the parameters of this Section 4, such audit shall be at Tenant's sole cost and expense unless the results of the audit, once verified and approved by the parties, reflect a variance in the Landlord's accounting of Operating Expenses and the actual Operating Expenses as reflected in the results of the approved audit. In such an event only, the cost of the audit shall be borne by Landlord.

     In the event Landlord's reasonable estimate of Operating Expenses which will be incurred for any calendar year is revised, then Landlord shall be permitted, upon thirty (30) days prior written notice to Tenant, to change the amount of Estimated Operating Expenses payable by Tenant each month, it being the intent of both Landlord and Tenant to attempt to cause the amount of Estimated Operating Expenses payable each month to be approximately one-twelfth of Tenant's obligations for the Operating Expenses.

5.   LANDLORD'S OBLIGATIONS

     Landlord shall, at its expense, maintain the roof, foundation and structural soundness of the exterior walls and the common area (excluding all windows, window glass, plate glass and all doors) of the Building in good repair and condition excluding reasonable wear and tear. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections to any such matters, and Landlord shall proceed within a reasonable time after receiving such notice to make such repairs or corrections. Provided, however, if any such needed repair is of a type which threatens immediate bodily injury or substantial damages to the Premises or Tenant's contents therein, then Tenant shall, following notice to Landlord, have the right to commence and continue such corrective action at Landlord's expense until such time as Landlord shall assume such corrective action. Landlord's liability under this Section 5 shall be limited to the cost of any such repairs or corrections. Tenant shall repair and pay for any damage caused by the negligence or default hereunder of or by Tenant, its employees, agents and invitees. The cost of any such damage which is paid by Landlord pursuant to the immediately preceding sentence shall be deemed Additional Rent which shall be due and payable in the manner described herein.

6.   TENANT'S OBLIGATIONS

     a. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under Section 5 above) in good condition promptly making all necessary repairs and replacements including, but not limited to, windows, glass, plate glass, doors and special office entry, interior walls and finish floors and floor coverings, mechanical, electrical, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, pest extermination and regular removal of trash and debris, keeping the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance required to be maintained by Landlord pursuant to the provisions of this Lease, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage. Tenant shall be obligated to occupy the Premises in accordance with this Lease in a safe and prudent manner and in conformance with all applicable laws, ordinances, rules or regulations relating to, governing or affecting Tenant's use and occupancy of the Premises.

     b. If Tenant should fail to perform any of its obligations hereunder with respect to its obligations under this Section, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, make such payments or obtain such licenses, certificates or permits as are required to properly undertake Tenant's obligations under this Section. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable, on written demand, which demand shall specify the amounts expended, together with interest thereon at the Default Rate from the date of each such demand by Landlord to the date of repayment in full by Tenant.

7. UTILITIES. (a) Landlord agrees to provide water, electricity, and telephone service connections to the Building; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Building, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Building unless such interruption is caused solely by Landlord's failure to provide the required service connections or an uncured default by Landlord of its construction obligations hereunder.

     (b) If Tenant should fail to perform any of its obligations hereunder with respect to its obligations under this Section, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, make such payments or obtain such licenses, certificates or permits as are required to properly undertake Tenant's obligations under this Section. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable, on written demand, which demand shall specify the amounts expended, together with interest thereon at the Default Rate from the date of each such demand by Landlord to the date of repayment in full by Tenant.

 8.  TENANT'S TAX OBLIGATIONS

     a. Commencing on the Commencement Date, Tenant agrees to pay, before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "Taxes")
                                                                     -----
lawfully levied or assessed against the Premises as well as those assessed against all personal property, furniture, and fixtures of Tenant located on the Premises. Tenant shall furnish to Landlord, not later than fifteen (15) days before the date any such taxes become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof. If Tenant should fail to pay any Taxes required to be paid by Tenant hereunder at least ten (10) days before such taxes become delinquent, in addition to any other remedies provided herein, Landlord may, if it so elects but with no obligation to do so, pay such Taxes. Any out-of-pocket sums expended by Landlord to pay such Taxes (including all penalties, interest and attorneys fees which have accrued due to Tenant's failure to pay) shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable, on written demand, together with interest thereon at the Default Rate from the date of such demand by Landlord to the date of repayment in full by Tenant.

     b. If at any time during the Lease Term, and all extensions thereof, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes levied, assessed or imposed on Premises, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rents received therefrom, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. There shall not be included within the term "Taxes" any income taxes, franchise taxes or other taxes imposed upon the general revenues of Landlord.

     c. Tenant may, at its sole cost and expense and in its own name or in the name of Landlord, dispute and contest any assessed values and any Taxes by appropriate proceedings diligently conducted in good faith. In the event that Tenant elects, as a result of the pendency of any such protest, to not pay any of the Taxes prior to the date on which same will become delinquent, then Tenant shall, prior to such delinquency date, and if requested by Landlord, deposit with Landlord the amount so contested and unpaid, together with an amount which is estimated by Landlord to be the penalties, interest and attorney's fees which will be owed if Tenant does not prevail. Landlord may waive the making of such deposit if it receives assurances reasonably satisfactory to Landlord that such Taxes, penalties, interest and attorney's fees will be paid in the amounts finally adjudicated as being owed. Tenant hereby indemnifies and holds Landlord harmless from any and all costs, damages, or expenses (including but not limited to penalties, interest and attorney's fees) in connection with any such proceedings.

     d. Taxes payable with respect to the Premises for the year in which the Commencement Date occurs, as well as those payable for the year in which the Lease Term expires, shall be prorated between Landlord and Tenant with Landlord being obligated to pay the taxes for those time periods which are not included in the Lease Term.

9. INSURANCE, FIRE OR OTHER CASUALTY. In addition to the insurance requirements of Rider 2 during construction, Landlord agrees to maintain fire and extended coverage insurance covering the Improvements on the Premises in an amount not less than 100% of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning, vandalism, malicious mischief and loss of rental, extended by Special Extended Coverage Endorsement to insure against all other risks of direct physical loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of this
Section 9, such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall also maintain commercial general liability insurance, with commercially reasonable policy limits acceptable to Landlord and its lender, with respect to Landlord's activities and operations at the Building.

     In the event the Premises should be damaged by fire, tornado or other casualty covered by Landlord's insurance Landlord shall, except as hereinafter provided, at Landlord's sole cost and expense (but with the use of all available insurance proceeds, if any), proceed with reasonable diligence to rebuild and repair such improvements to substantially the condition in which they existed prior to such damage or destruction, with such reasonable changes as may be agreed to between Landlord and Tenant. Landlord shall not be obligated to agree to any changes which will, in its sole and absolute discretion, reduce the value of the Premises. Landlord shall not be obligated to commence any rebuilding or repairing until such time as it has (i) received the entire insurance award and
(ii) Tenant has paid to Landlord the amount of any deductible with respect to such insurance as well as all costs which Landlord's architects and contractors project will be incurred in excess of such insurance award and deductible. Notwithstanding the foregoing, in the event that damage or destruction to the Building occurs and (a) the repairs would take more than 180 days to complete to permit Tenant to occupy the Premises or (b) more than seventy-five percent (75%) of the replacement value of the Building is destroyed, then either Landlord or Tenant shall be permitted to terminate this Lease by written notice given to other within thirty (30) days after the occurrence of such casualty unless Tenant properly exercises any available lease extensions, in which event the Parties shall proceed under the remaining provisions of this Section 9. In the event of such termination, Tenant shall pay to Landlord the amount of any deductible with respect to the insurance, the insurance proceeds attributable to the damage or destruction resulting from such casualty (save and except any portion thereof properly attributable to personal property that Tenant would be permitted to remove at the end of the Lease Term) shall be paid to Landlord and the insured mortgagee, as their interests may appear.

10.  CONSTRUCTION ON THE PREMISES.

     a. Landlord shall, prior to the Commencement Date, construct the Building and other improvements on the Land in accordance with Rider 2 to this Lease, save and except for the tenant finish for the 30,000 square foot pod which shall be constructed in the manner specified in Rider 2.

     b. From and after the completion of the Building and other improvements contemplated by Rider 2, Tenant shall, at its sole cost and expense, perform all the construction, alterations, improvements and other work which it desires to perform on the Premises. All construction, alterations, improvements, or other work done by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable laws, codes, ordinances and restrictive covenants. Prior to commencing any such work Tenant shall obtain all permits, approval and consents required under applicable law or under any restrictive covenants applicable to the Premises, and Tenant shall be required to submit to Landlord its construction contracts for any such work so that Landlord may review and approve the same for the purposes of assuring performance in accordance with the requirements of this Lease, which approval shall not be unreasonably withheld or delayed. Tenant's contractor shall be required to carry builder's risk and other appropriate insurance naming Landlord and Landlord's lender as additional insureds.

     c. All construction, alterations, improvements, or other work done by Tenant on or about the Premises, whose costs are projected to be over $25,000.00 whenever performed, shall be performed using contractors which have been given Landlord's prior written approval and in accordance with plans and specifications which have been approved by Landlord, in writing, prior to the commencement of any such work. Landlord will not unreasonably withhold or delay its approval of such contractors, plans or specifications.

     d. Within thirty (30) days after the completion of each project described in subsection c. above, Tenant shall deliver to Landlord one set of fully corrected and documented "as-built" plans and specifications together with a C.A.D. disk of such "as-built" plans. In order to accommodate Tenant's compliance with its obligations under this Section 10, Landlord shall make available to Tenant on a non-exclusive basis the C.A.D. disk of the "as-built" plans for the Building with the express understanding which shall be reduced to a specific agreement at the time such C.A.D. disk is made available to Tenant that such C.A.D. disk and related plans may be used only by Tenant or any party acting by or through Tenant to complete Tenant's obligations pursuant to this
Section 10, and expressly cannot be used on any other facility or project other than the Building without the express written consent of Landlord and its architect.

     e. Landlord shall be permitted, if it desires to do so and at its sole cost and expense, to observe and inspect all construction, alterations, improvements, or other work done by Tenant to assure itself that the same is being performed in accordance with the approved plans and specifications and the requirements of all applicable laws, codes, ordinances and restrictive covenants. Such observation and inspection, if done, shall be solely for the benefit of Landlord and Tenant shall not be entitled to rely on same. Landlord shall not be obligated or required to, but may if it chooses to, inform Tenant as to its conclusions following any such observation or inspection, even if its has concluded that Tenant is in violation of the terms of this Lease.

11.  USE; REDELIVERY

     a. Tenant shall use the Premises only for general office purposes, production and distribution facilities and warehouse space as permitted by applicable law (the "Permitted Use"). Tenant will not occupy or use the
                     -------------
Premises, or permit any portion of the Premises to be occupied or used for any use or purpose which is unlawful, which violates any applicable restrictive covenants or which is in any manner extra hazardous on account of fire or other hazard; and further, in the event that, by reason of acts of Tenant, there shall be any increase in rate of insurance on the Building or contents created by Tenant's acts or conduct of business then Tenant hereby agrees to pay to Landlord the amount of such increase within five (5) days of demand unless Tenant can cause, at its sole cost, the insurance increase to be fully eliminated, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein, failing which Tenant shall be in default hereunder. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, or disturb Landlord in management of the project of which the Premises form a part. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, order, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of premises. Tenant will not, without the prior written consent of Landlord, paint, install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the exterior of the Premises or any part thereof. Should Landlord agree in writing to any of the foregoing items in the preceding sentence, Tenant will maintain such permitted item in good condition and repair at all times. Outside storage, including but not limited to trucks or other vehicles or equipment shelter, is prohibited without Landlord's prior written consent. Subject to Tenant's performance of its obligations hereunder, Tenant shall have access to the Premises twenty-four (24) hours a day, 365 days a year.

     b. At the end or other termination of this Lease, Tenant shall deliver possession of the Premises to Landlord with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Building. The cost and expense of any repairs necessary to restore the condition of the Premises to said condition in which they are to be delivered to Landlord shall be borne by Tenant. All alterations, additions or improvements (whether temporary or permanent in character) made by Tenant in or upon the Premises shall, unless agreement to the contrary is reached by Landlord and Tenant and documented in a writing signed by both, be Landlord's property on termination of this Lease, and shall remain on the Premises without compensation to Tenant. So long as Tenant is not then in default, all furniture, trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall (with respect to all furniture, movable trade fixtures and equipment) be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord.

12.  ASSIGNMENT AND SUBLETTING

     a. Except as specifically hereinafter permitted, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) assign or in any manner transfer this Lease or any estate or interest therein, (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, (iii) sublet the Premises or any part thereof, (iv) grant any license, concession or other right of occupancy of any portion of the Premises or (v) permit the use of the Premises by any parties other than Tenant and Tenant Parties; and any such acts without Landlord's prior written consent shall be void and of no effect. Notwithstanding the foregoing, Landlord agrees, provided Landlord is given ten
(10) days prior written notice and within ten (10) days after the same is signed receives from Tenant an executed copy of the assignment or sublease instrument, that Tenant shall be permitted to sublet all or any part of the Premises or to assign this Lease to an Affiliate so long as such Tenant remains primarily liable for all of its obligations hereunder and confirms the same in writing to Landlord at the time of the assignment or subletting. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, including those made to Affiliates, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant's other obligations under this Lease. Upon the occurrence of an event of default, the Landlord may, at its option, collect directly from any assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any Rent due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice to do so from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the obligation to pay the Rent or from further performance of their obligations hereunder. Receipt by Landlord of rent from any assignee or sublessee of the Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting. The receipt by Landlord of rent from any such assignee or sublessee shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

     b. If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, evidence reasonably satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter). Landlord shall have the option (to be exercised within twenty (20) days from submission of Tenant's written request) to (i) approve such subletting or assignment (on such reasonable conditions as Landlord deems appropriate including, without limitation, execution by Tenant and subtenant of Landlord's consent to sublease) or (ii) disapprove such subletting or assignment. Failure by Landlord to respond to Tenant's written request in the form required by this subsection (b) within the aforesaid twenty (20) day period shall be deemed an approval of the request.

     c. If Tenant, as a debtor in possession, or a trustee for the estate in bankruptcy of Tenant (the "Trustee"), assumes this Lease and proposes to assign
                           -------
this Lease or sublease the Premises (or any portion thereof), pursuant to the provisions of the Bankruptcy Code, to any person, partnership, corporation, or other entity which shall have made or seeks to make an offer to accept an assignment of this Lease or a sublease of the Premises on terms acceptable to Tenant or the Trustee, as the case may be, then Tenant or the Trustee, as the case may be shall give Landlord written notice immediately after receipt of any such offer to accept an assignment of this Lease or a sublease of the Premises (and in any event no later than thirty (30) days prior to the date that Tenant or the Trustee, as the case may be, shall make application to the court of competent jurisdiction for authority and approval to enter into such assignment or sublease), which notice shall set forth (i) the name and address of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, (ii) all of the terms and conditions of such party's offer, (iii) terms and conditions upon which Tenant or the Trustee, as the case may be, intends to cure any existing defaults hereunder as well as satisfactory evidence of such party's financial ability so to cure, and (iv) adequate assurances of the future performance of such party under this Lease. Landlord shall, upon receipt of such notice, have the prior right and option, to be exercised by notice to Tenant or the Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment of this Lease or a sublease of the Premises by any other assignee or subtenant acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the offer made by the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     Notwithstanding the foregoing provision for notice not later than thirty
(30) days prior to the date Tenant or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment or sublease, nothing contained herein shall be deemed to be a waiver or extension by Landlord or any of the requirements of
Section 365(d) of the Bankruptcy Code. If the rent rate agreed upon between Tenant or the Trustee, as the case may be, and the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased under any proposed sublease of the Premises (or any part thereof) is greater than the rent provided in this Lease for that portion of the Premises that is subject to such proposed sublease or assignment, or if any consideration shall be received by Tenant or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rent or such consideration, and any and all other monies or other considerations payable or otherwise to be delivered in connection with such proposed assignment or sublease, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant, the Trustee, or the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the sole benefit of Landlord and shall be promptly paid to or turned over to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

     In connection with any proposed assignment of this Lease or sublease of the Premises, Tenant or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code, shall provide adequate assurance of future performance under this Lease by the party to whom Tenant or the trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, which adequate assurance shall include, at a minimum, delivery by each party to Landlord of (i) a security deposit in the amount equal to at least three times the amount per month payable as Base Rental, (ii) disclosure of the source of rent and other charges to be paid in consideration for the assignment or sublease and under this Lease, (iii) an audited financial statement, dated no more than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall disclose the net worth of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased as being equal to at least twelve (12) times the amount per month payable as Base Rental, or a guaranty of such party's obligations under the assignment of this Lease, in form and substance acceptable to Landlord, executed by a guarantor which has a net worth, as substantiated by an audited financial statement, meeting the requirements described above in this clause, and (iv) the grant of a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such party on the Premises.

     Nothing contained in this Section 12(c) shall be deemed a waiver of Landlord's other rights or remedies under this Lease in the event of any default by Tenant, and the acceptance by Landlord of any assignee or subtenant of Tenant hereunder shall not constitute a waiver of Landlord's right to exercise any remedy hereunder for any default by Tenant, the Trustee, or any assignee or subtenant. This Section 12(c) shall only govern the terms and conditions of any assumption by Tenant (as a debtor in possession) or the Trustee, and any assignment or sublease pursuant to such assumption, in the event of a proceeding under the Bankruptcy Code and shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy code. The requirements set forth in this Section 12(c) for the assumption and any assignment or sublease in a proceeding under the Bankruptcy Code are intended by Landlord and Tenant to define the minimum acceptable requirements for any assumption of this Lease and any subsequent assignment or sublease and shall not constitute a waiver of, or in any way limit, Landlord's rights to petition a court of competent jurisdiction in a proceeding under the Bankruptcy Code for relief and protection in addition to that set forth herein.

     d. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Tenant acknowledges that Landlord shall, prior to the commencement of construction, assign this Lease to a Texas limited partnership, which shall be affiliated with Landlord. Such partnership shall have access to sufficient capital and debt to satisfy its obligations under Rider 2 of this Lease.

13.  INDEMNITY

     a. Except as provided in Section 13(d) below, Landlord shall not be liable to Tenant (except in the event of gross negligence or willful misconduct of Landlord, or its duly authorized agents or employees) for (i) any injury to person or damage to property due to the Building, any other improvements on the Premises or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, by the bursting or leaking of pipes, faucets and plumbing fixtures, by gas, water, steam, electricity or oil leaking, escaping or flowing into the Building or other improvements on onto other parts of the Premises, or by any other cause whatsoever or (ii) any loss, damage, or injury that may be occasioned by or through the acts or omissions of any persons whatsoever, INCLUDING WITHOUT LIMITATION THE ORDINARY NEGLIGENCE OF LANDLORD, or (iii) for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter. Tenant agrees that all personal property owned by or placed on the Premises by Tenant shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

     b. TENANT HEREBY AGREES TO INDEMNIFY AND HOLD AND SAVE LANDLORD WHOLE AND HARMLESS OF, FROM AND AGAINST (I) ALL FINES, SUITS, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND AND CHARACTER BY REASON OF ANY BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT, AGREEMENT OR CONDITION ON THE PART OF TENANT HEREUNDER, (II) ALL FINES, SUITS, CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), LIABILITIES, AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD ON ACCOUNT OF INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY MAY HAVE OCCURRED ON THE PREMISES OR BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY ANY ACT, OMISSION, NEGLIGENCE OR MISCONDUCT ON THE PART OF TENANT OR ANY OF TENANT PARTIES OR WHEN ANY SUCH INJURY OR DAMAGE IS THE RESULT OF THE VIOLATION BY TENANT, OR ANY OF THE TENANT PARTIES OF ANY LAW, ORDINANCE OR GOVERNMENTAL ORDER OF ANY KIND OR WHEN ANY

SUCH INJURY OR DAMAGE MAY IN ANY OTHER WAY ARISE FROM OR OUT OF THE OCCUPANCY OR USE BY TENANT OR ANY OF THE TENANT PARTIES OF THE PREMISES, AND (III) ALL FINES, SUITS, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), LIABILITIES, CLAIMS, DEMANDS, ACTIONS, DAMAGES AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD BY ANY OF THE TENANT PARTIES EVEN IF FROM LANDLORD'S NEGLIGENCE. THE INDEMNIFICATIONS OF LANDLORD BY TENANT AS SET FORTH IN THIS SECTION 12.b., SHALL BE EFFECTIVE EXCEPT TO THE EXTENT SUCH HARM TO LANDLORD RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES.

     c. Tenant covenants and agrees that in case Landlord shall be made a party to any litigation with respect to which Tenant has agreed to indemnify Landlord hereunder or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, as the same are incurred, including reasonable attorneys' fees and court costs, incurred by or imposed upon Landlord by virtue of any such litigation. Landlord's costs and expenses in such regard shall be Additional Rental owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.

     d.   LANDLORD HEREBY AGREES TO INDEMNIFY AND HOLD AND SAVE TENANT WHOLE
AND HARMLESS OF, FROM AND AGAINST ALL FINES, SUITS, CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), LIABILITIES, AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT ON ACCOUNT OF INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY MAY HAVE OCCURRED ON THE PREMISES OR BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY ANY ACT, OMISSION, NEGLIGENCE OR MISCONDUCT ON THE PART OF LANDLORD OR ANY OF LANDLORD'S PARTIES OR WHEN ANY SUCH INJURY OR DAMAGE IS THE RESULT OF THE VIOLATION BY LANDLORD OR ITS DULY AUTHORIZED AGENTS OR EMPLOYEES OF ANY MATTER RELATING TO THE STRUCTURAL MATTER OBLIGATIONS OF LENDER HEREUNDER. THE INDEMNIFICATIONS OF TENANT BY LANDLORD AS SET FORTH IN THIS SECTION 12.d., SHALL BE EFFECTIVE EXCEPT TO THE EXTENT SUCH HARM TO TENANT RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES.

     e. Landlord covenants and agrees that in case Tenant shall be made a party to any litigation with respect to which Landlord has agreed to indemnify Tenant hereunder or relating to this Lease or to the Premises, then Landlord shall and will pay all costs and expenses, as the same are incurred, including reasonable attorneys' fees and court costs, incurred by or imposed upon Tenant by virtue of any such litigation.

14.  SUBORDINATION

     a. In the event that the Premises are, as of the Lease Date, encumbered by the lien of a deed of trust, mortgage or other instrument of security, or in the event that the Land or any part thereof, is on a ground leased estate (which Landlord represents and warrants that it is not, as of the Lease Date), then Landlord shall obtain and furnish to Tenant, from the holder of any such mortgage, deed of trust or other instrument of security (hereinafter collectively "Mortgages") and from the lessor of any such leasehold estates
              ---------
(hereinafter collectively "Ground Leases") Subordination, Non-Disturbance and
                           -------------
Attornment Agreements ("SNDA") in substantially the form as is attached hereto
                        ----
as Exhibit "B" and made a part hereof, with such reasonable changes as may be acceptable to Tenant and such holders of such Mortgages or lessors under such Ground Leases. Such SNDA will be obtained and furnished to Tenant within sixty
(60) days after the execution of this Lease and Tenant shall join in the execution of such SNDA. Upon the execution of such SNDA, this Lease and all rights of Tenant hereunder shall be subject and subordinate to such Ground Leases and such Mortgages, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of such Mortgages. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Additionally, it shall be a condition to any future subordination of this Lease to any future Mortgages or Ground Leases, that Tenant and the holders of such future Mortgages or the lessors of such Ground Leases, as applicable, enter into an SNDA in substantially the form as is attached hereto as Exhibit "B" and made a part hereof, with such reasonable changes as may be acceptable to Tenant and such holders of such Mortgages or lessors under such Ground Leases. Tenant agrees that the holders of any such Mortgages shall have the right at any time to subordinate any such Mortgages to this Lease on such terms and subject to such conditions as such holders may deem appropriate in their discretion so long as such terms and conditions do not diminish Tenant's rights or increase Tenant's obligations under this Lease. Tenant further covenants and agrees upon the foreclosure of any such Mortgages, or sale of the Premises, to attorn to the purchaser at any such sale or foreclosure and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale.

     b. This Lease and all rights of Tenant hereunder are further subject and subordinate to (i) all applicable ordinances, laws, and regulations relating to easements, franchises and other interests or rights upon, across or appurtenant to the Premises, (ii) all utility easements and agreements, and (iii) all restrictive covenants applicable to the Premises.

15.  INSPECTION

     Landlord, its partners, employees, agents, and representatives shall have the right to enter into and upon any and all parts of Premises during regular business hours after providing at least one (1) business day prior notice (except in the case of an emergency or default by Tenant) (i) to inspect same for the purposes of satisfying itself of Tenant's compliance with the terms of this Lease, (ii) to perform maintenance, repairs or replacements (which may require emergency entrance at any hour), (iii) to show the Premises to prospective purchasers or lenders and (iv) to show the Premises, during the last twelve months of the Lease Term, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

16.  CONDEMNATION

     a. If the whole or such a functionally substantial part of the Premises (meaning that at least twenty-five percent (25%) of (i) the rentable area in the Building or (ii) of the Parking Lot is taken (without an adequate alternative being provided to Tenant by Landlord) should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would substantially prevent the use of the Premises for the purposes contemplated by the Permitted Use, then either Landlord or Tenant shall be permitted, upon written notice given at least thirty (30) days prior to the physical taking, to terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

     b. If less than the whole or a functionally substantial part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminated and the rent payable hereunder during the unexpired portion of this Lease shall be reduced or abated proportionately.

     c. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain the entirety of the award applicable to the fee interest in the Premises and to the Building and other improvements located thereon. So long as it does not adversely impact Landlord's award, Tenant shall be permitted to seek a separate award for its business interruption, moving expenses, and any of its condemned fixtures or personal property. Tenant shall not be permitted to recover any award for the value of its lost leasehold estate, provided, however, Tenant shall have the right, in a separate action, to bring a claim for the value of its lost leasehold estate as long as such separate action does not adversely impact any award or damage sought by Landlord pursuant to this Section 16.

17.  HOLDING OVER

     Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only. The first ninety (90) days of any such holdover shall be at daily rental equal to the daily Rent payable during the last month of the expired Lease Term and thereafter at a daily rental equal to one and one-half (1 1/2) times the daily Rent payable for the last month of the expired Lease Term. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over.

18.  USE OF ROOF

     a. Subject to the terms and conditions hereinafter set forth, Landlord grants Tenant the right to install, at Tenant's sole cost and expense, such antennae, satellite and communication dishes and associated equipment (the "Antenna Equipment") on the roof of the Building as may be permitted by
 -----------------
applicable law and restrictive covenants.

     b. Tenant shall submit to Landlord for approval by it and its designated roofing contractor (the "Roofing Contractor") and structural engineer
                         ------------------
("Engineer"), a full set of engineering plans and specifications for the
  --------
proposed Antenna Equipment installation, including all required conduit or cable connections, such approval not to be unreasonably withheld or delayed; provided however Landlord shall not be required to approve any installations which, in Landlord's reasonable opinion, will cause, or which have a substantial risk of causing, damage to the roof or Building. Tenant shall pay the reasonable costs and expenses incurred by Landlord with respect to the review of such plans and specifications.

     c. Tenant shall obtain all necessary municipal, state, and federal permits and authorizations, and all deed restriction consents, required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies associated therewith. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord.

     d. At the conclusion of the Lease Term, as the same may have been extended, Tenant shall pay the costs and expenses of removing the Antenna Equipment and for repairing the roof of the Building to substantially as good a condition as existed prior to the installation of the Antenna Equipment, except for ordinary wear and tear. Such removal shall be performed or supervised, as determined by Landlord, by Landlord's Roofing Contractor and Structural Engineer.

19.  EVENTS OF DEFAULT

     The following events shall be deemed to be events of default by Tenant under this Lease:

     a. Tenant shall fail to pay when due any Rent; however Landlord agrees to give Tenant written notice and five (5) days to cure such failure; provided, however, that Landlord shall not be obligated to give more than two (2) such notices in any twelve-month period, and any failure to pay when due after two such notices in any twelve-month period shall immediately, without the requirement for the giving of any notice, constitute an event of default hereunder.

     b. Tenant shall fail to comply with or observe any other term, covenant or provision of this Lease (or any other, Lease now or hereafter executed by Tenant in connection with space in the Building) and such failure shall continue for twenty (20) days after written notice to Tenant of such failure; provided, however, if such failure to comply is not of a nature which can be reasonably cured within such period then Tenant shall not be in default of this Lease if it commences to cure such failure within such twenty (20) day period and thereafter prosecutes such failure to completion with reasonable diligence and continuity.

     c. Tenant shall fail to take possession of the Premises by the Commencement Date of this Lease or continuously operate its business within the Premises which, for purposes of this Subsection c. means continuous operation of two (2) or more pods in the Building by either Tenant or any permitted assignee or sublessee, for reasons other than force majeure, casualty or condemnation unless (i) twenty (20) days prior to the date that Tenant fails to take possession or ceases to continuously operate the required portion of the Building, Tenant provides written notice to Landlord that it is failing to take possession or ceasing to continuously operate the required portion of the Building (the "Initial Premises Notice") and (ii) Tenant, at the time it provides the Initial Premises Notice, provides to Landlord all financial information reasonably requested by Landlord to confirm that Tenant will be financially able to meet its obligations under this Lease despite its failure to accept the Premises or operate continuously the required portion of the Building (the "Continuous Operation Requirements"). In the event that Tenant meets the Continuous Operation Requirements and Tenant otherwise performs all of its remaining obligations hereunder including, but not limited to, the payment of Rent and maintenance, Tenant shall have a period of six (6) months from the date that it fails to take possession or ceases to continuously operate the required portions of the Building in which to determine whether or not it will assign or sublet the Building or required portions thereof otherwise in accordance with the terms and provisions of this Lease or, alternatively, to take possession and continuously operate the Building or required portions thereof before the expiration of the aforesaid six (6) month period (the "Tenant Period"). In the event that Tenant does not notify Landlord in writing on or before the expiration of the Tenant Period that it has entered into a sublease and/or assignment of this Lease for the Building or required portions thereof which is in conformance with the provisions of this Lease or does not otherwise take possession and continuously operate the Building or required portions thereof, then from and after such date Landlord, at its option but not its obligation, shall have a right to begin to market the (i) Building if the Building is vacant or not subject to a valid sublease or assignment or (ii) if applicable, any one or more "pods" which are components of the Building not occupied by Tenant or subject to a valid sublease or assignment which are subject to recapture hereunder to secure other tenants for either the Building or one or more such "pods", as applicable. Should Landlord thereafter locate a tenant for all of the Building or, if applicable, any one or more "pods" within the Building which are subject to recapture hereunder, then Landlord shall be entitled to terminate this Lease as to the Building in its entirety if the Building is vacant or not subject to a valid sublease or assignment or as to the "pod" or "pods" in question (but in no event a portion less than a full "pod") and recapture either the entirety of the Premises or the "pod" or "pods" in question (whichever is applicable) in accordance with this Section 19(c). Landlord shall furnish Tenant with written notice of such election to recapture, which notice of election to recapture shall provide for a date of termination of this Lease and recapture of the Premises or, if applicable, a recapture of such portion of the Premises as permitted hereby, in which event this Lease shall terminate as to such portion which is recaptured (whichever is applicable). Following such notice of election to recapture, this Lease or the applicable permitted portion thereof shall terminate and cease upon the date specified in such notice of election to recapture (the "Termination Date") and effective as to such Termination Date, Tenant shall be relieved of and from any further liability or obligation to Landlord under or pursuant to this Lease with regard to the Premises or recaptured permitted portion (whichever is applicable), save and except for any reimbursements or other financial obligations including, but not limited to, Rent which have accrued as of the applicable Termination Date. In the event of a partial recapture, Rent, Additional Rent and all other obligations of Tenant shall be determined and prorated based on the square footage recaptured by Landlord. Unless and until this Lease is terminated in whole or in the event of a recapture of a permitted portion of the Premises, in part, Tenant shall remain fully liable for all of its obligations hereunder and thereafter as to a partial recapture as to the portions not recaptured, and its failure to accept the Premises or a cessation of continuous operation hereunder shall in no manner excuse Tenant from the performance of its obligations hereunder. Landlord shall pay all of its costs and expenses associated with any such recapture including, but not limited to, brokerage commissions and tenant improvement costs.

     d. Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code or any successor statute or any present or future comparable state law (herein collectively the "Bankruptcy Code"); or Tenant
                                               ---------------
shall have entered against it an order for relief in any proceedings filed against Tenant under any section or chapter of the Bankruptcy Code and such order is not fully discharged or dismissed within ninety (90) days of the entry thereof; or a petition proposing the entry of an order for relief as against Tenant under any section or chapter of the Bankruptcy Code shall be filed in any court and such petition shall not be discharged or denied within ninety (90) days after the filing thereof.

     e. Tenant shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due.

     f. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, or of the Premises, or any of Tenant's property located thereon in any proceeding brought by Tenant or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or Tenant shall consent to or acquiesce in such appointment.

20.  REMEDIES

     Upon the occurrence of any event of default specified in this Lease, in addition to any other remedies available at law, Landlord shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever:

     a. Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the present value of all Rent and other charges for the remainder of the Lease Term, as the same may then have been extended.

     b. Enter upon and take possession of the Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages thereof, and, if Landlord is reasonably able to do so, relet the Premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

     c. Enter upon the Premises, without terminating this Lease, and without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

     No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter, and prior to the curing of any such default by Tenant, elect to terminate this Lease for a previous default. Landlord may change the door locks to the Building, lock off access to the Premises, or both, and shall not be obligated to provide Tenant a key or access to the Building or Premises unless and until Tenant cures all defaults. Tenant waives any and all duties and/or liabilities imposed upon Landlord by Section 93.002 of the Texas Property Code. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed to constitute, or be construed as, a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include, without limitation, the expense of repossession (including attorneys' fees), any repairs or remodeling undertaken by Landlord following possession, expenses of removal and storage of personal property, if any, and any brokerage fee incurred in connection with any such reletting. Should Landlord at any time terminate this

Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the present value of all Rent and other charges for the remainder of the Lease Term.

21.  SURRENDER OF PREMISES

     No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is made in writing and signed by Landlord.

22.  ATTORNEYS' FEES

     In case it should be necessary for either party to bring any action under this Lease for the enforcement of any of such party's rights hereunder, then in each and any such case such party shall, if it prevails in such action, be entitled to recover its reasonable attorneys' fees, court costs and expenses of litigation. Any and all such attorneys' fees, costs and expenses incurred by Landlord are deemed to constitute amounts in default which must be paid by Tenant in order to cure default at the time of assumption as required by Section 365(b) of the Bankruptcy Code.

23.  MECHANICS' LIENS

     Tenant will not permit any mechanic's or materialmen's lien or liens to be placed upon the Premises or the Building or other improvements thereon during the Lease Term, as the same may be extended, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay same or cause such lien to be bonded with Bond to Indemnify Against Lien in accordance with the provisions of Subchapter H of Chapter 53 of the Texas Property Code, as the same may be amended from time to time. If default in payment or bonding thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed to be Additional Rental owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of such expenditure by Landlord to the date of repayment by Tenant.

24.  WAIVER OF SUBROGATION

     Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto, or any claiming through or under them, by way of subrogation or otherwise, during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under such insurance policies. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, and only to the extent such endorsement is available on a commercially reasonable basis, to prevent the invalidation of such insurance coverage by reason of such waivers.

25.   SIGNAGE

      a. Tenant shall be permitted, at its sole cost and expense, to install such signage on the Premises (but not on the roof of the Building) as Tenant desires to install provided that (i) Tenant obtains Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed and (ii) that Tenant obtains all permits, licenses, certificates, consents and approvals which may be required under applicable law or under restrictive covenants applicable to the Premises.

      b. At the end of the Lease Term, as the same may be extended, Tenant shall, at its sole cost and expense, remove all such signs from the Premises and restore the Premises so as to remove, in a good and workmanlike manner, all evidence that such signage had been installed.

26.   BROKERAGE

      Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than Cushman & Wakefield of Texas, Inc. ("Tenant's Broker"). Landlord has had no dealings with
                           ---------------
any broker or agent in connection with the negotiation or execution of this Lease other than Tenant's Broker. Landlord has agreed, pursuant to a separate agreement, to pay, at the times hereinafter provided, a commission to Tenant's Broker. Each party agrees to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent (other than Tenant's Broker in accordance with Landlord's separate agreement with Tenant's Broker) claiming the same by, through or under such party.

27.   ESTOPPEL CERTIFICATES

      Tenant agrees to furnish from time to time when requested by Landlord, the holder or potential holder of any deed of trust or mortgage, the lessor under any ground lease covering all or any part of the Premises, or any potential purchaser of the Premises, a certificate signed by Tenant confirming and containing any such reasonably factual certifications and representations deemed appropriate by Landlord or such other entity, and Tenant shall, within twenty
(20) days following receipt of such requested certificate, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing twenty day period, then Landlord shall provide a second notice to Tenant, and if Tenant shall fail to respond within five (5) days thereafter, Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

28.   NOTICES

      Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

      a. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by at least thirty (30) days prior written notice delivered in accordance herewith.

      b. Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received or, if sooner and whether or not actually received, upon deposit in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the intended recipient at the appropriate address set forth in the Basic Lease Information or at such other address as the applicable party has specified by at least thirty (30) days prior written notice delivered to the other party hereto in accordance herewith.

29.   SEVERABILITY

      If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, as the same may be extended, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be automatically added as a part of this Lease a clause or provision as similar to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

30.   AMENDMENTS; BINDING EFFECT

      This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, legal representatives and permitted assigns, except as otherwise herein expressly provided.

31.   QUIET ENJOYMENT

      Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

32.   GENDER

      Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

33.   PERSONAL LIABILITY

      Notwithstanding anything to the contrary contained in this Lease, Tenant agrees (i) that Tenant will look solely to the estate and interest of Landlord in the Premises for collection of any judgment or other judicial process requiring payment of money by Landlord for any default or breach by Landlord under this Lease, and (ii) that except for Landlord's interest in the Premises, neither Landlord nor its partners or other principals shall have any personal liability for the performance of any of Landlord's covenants, agreements or undertakings hereunder.

34.   NOTICE TO LENDER

      If the Premises, or any part thereof, are at any time subject to a mortgage or other similar instrument and the Tenant is given written notice thereof, including the address of such mortgagee, then the Tenant shall not, following the completion of all required construction by Landlord, take any remedial action with respect to any alleged default on the part of the Landlord without first giving written notice thereof, by certified or registered mail, return receipt requested, to such mortgagee, specifying the alleged default in reasonable detail, and affording such mortgagee a reasonable period of time (in no event to be less than forty-five (45) days, save and except for emergency repairs) within which to make performance, at its election, for and on behalf of the Landlord.

35.   CAPTIONS

      The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

36.   MISCELLANEOUS

      a. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

      b. Neither Landlord nor any of its employees, officers or other representatives have made any representations or promises with respect to the Premises except as herein expressly set forth.

      c. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

      d. Tenant agrees that: (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with Tenant's organizational documents; (ii) this Lease is binding upon Tenant;
(iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Texas; and (iv) Tenant has previously delivered, or herewith delivers, a true and correct resolution of Tenant's Board of Directors authorizing the execution of this Lease, and evidencing the incumbency and signature of the person signing this Lease.

      e. Landlord agrees that: (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with Landlord's organizational documents; (ii) this Lease is binding upon Landlord; (iii) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Texas; and (iv) Landlord has previously delivered, or herewith delivers, a true and correct resolution of Landlord's Board of Directors authorizing the execution of this Lease, and evidencing the incumbency and signature of the person signing this Lease.

      f. During the term of this Lease or any extension thereof, Landlord consents to the installation, maintenance and removal by Tenant, at Tenant's sole cost and expense, of an emergency generator, which generator shall be located in a location mutually acceptable to Landlord and Tenant. Landlord's approval of the location of the emergency generator shall not be unreasonably withheld so long as Tenant installs, maintains and removes the generator in accordance with the terms and provisions of this Lease.

37.   EXHIBITS AND ATTACHMENTS

      All exhibits, attachments, riders and addenda referred to in this Lease and the exhibits listed hereinbelow are incorporated into this Lease and made a part hereof for all intents and purposes.

            Exhibit A - Legal Description
            Exhibit B - Form of SNDA


            Rider 1   - Renewal Options

                    Rider 2 - Construction Agreement
                    Rider 3 - Rent Calculation
                    Rider 4 - Adjacent Land

38.   INDEMNITY OBLIGATIONS

      EACH PARTY ACKNOWLEDGES THAT, PURSUANT TO THE PROVISIONS OF SECTIONS 13 AND 26 OF THIS LEASE, THAT IT IS OBLIGATED TO INDEMNIFY THE OTHER PARTY HERETO.

DATED as of the Lease Date.


LANDLORD:                                       TENANT:

DALMAC/GOLDCOR REAL ESTATE                          PANJA INC.,
VENTURE, LTD.,                                      a Texas corporation
a Texas limited partnership

By:         DALMAC SHILOH, LTD.,                    By: /s/ Joe Hardt
                                                       -------------------------
            a Texas limited partnership                 Name:   Joe Hardt
                                                             -------------------
                                                        Title:  President & CEO
                                                              ------------------
            By:   DalMac Real Estate, Inc.,
                  a Texas corporation,
                  Its General Partner


                  By:/s/ B.D. McJunkin
                     -------------------
                  Name:  B.D. McJunkin
                       -----------------
                  Title: President
                        ----------------

                                  EXHIBIT A
                               LEGAL DESCRIPTION

                                  EXHIBIT B
                                 FORM OF SNDA

                                SUBORDINATION,
                   NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                   ----------------------------------------


         THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the real property described in Exhibit A attached hereto. The terms "Tenant," "Landlord," "Beneficiary," "Premises," "Lease," "Loan," "Note," and "Mortgage" are defined in the Schedule of Definitions attached hereto as Exhibit B. This Agreement is entered into with reference to the following facts:

         A. Landlord and Tenant have entered into the Lease covering the Premises.

         B. Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Premises provided that the Lease is subordinate to the lien of the Mortgage.

         C. For the purposes of completing the Loan, the parties hereto desire expressly to acknowledge the subordination of the Lease to the lien of the Mortgage, it being condition precedent to Beneficiary's obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

         D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Premises.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby acknowledges that the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

         2.    Acknowledgment and Agreement by Tenant. Tenant acknowledges that:

         (a)   Beneficiary would not make the Loan without this Agreement;

         (b) It consents to and approves the Mortgage and the agreements evidencing and securing the Loan; and

         (c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Premises.

         (d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

               (i) until it has given written notice of such act or omission to Beneficiary and a thirty (30) day opportunity for it to cure same; and, if Landlord has failed to effect a cure within such thirty (30) day period, then

               (ii) forty-five (45) days shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

         (e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

         (f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

         (g) It has no right or option of any nature, whatsoever, whether pursuant to the Lease, or otherwise, to purchase the Premises, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

         (h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

     3. Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Premises pursuant to the trustee's power of sale contained therein, or upon a transfer of the Premises by conveyance in lieu of foreclosure, then:

         (a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable cure period, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Premises and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, including renewal options, for the balance of the term of the Lease, including any renewal terms. Tenant hereby agrees to adhere to, attorn to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Premises, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease; provided, however, that Beneficiary, or any purchaser at a trustee's or sheriff's sale or any successor owner of the Premises shall not be:

               (i) liable for any act or omission of a prior landlord (including Landlord); or

               (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

               (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or other prepaid charge which Tenant might have paid to any prior landlord (including Landlord) unless such security deposit or other deposit has been physically and unconditionally delivered to Beneficiary; or

               (iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary; or

               (v) bound or liable under any provision in the Lease whereby the landlord (including the Landlord) assumed the obligations of Tenant under leases previously executed by Tenant covering space in other buildings.

         (b) New Lease. Upon the written request of either Beneficiary or Tenant to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which Lease shall cover any unexpired terms of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

         (c) Beneficiary shall have no responsibility to provide (or liability for not providing) any additional space described on Rider 4 of the Lease for which Tenant has any option or right under the Lease unless Beneficiary at its option elects to provide the same, and agrees that Tenant shall have no right to counsel the Lease, abate rent or assert any claim against Beneficiary as a result of the failure to provide for any additional space.

     4. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

         (a)   This agreement does not:

               (i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

               (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

         (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

         (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in this Agreement.

     5. No Obligation of Beneficiary. Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

6. Notice. All notices hereunder to Beneficiary shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Exhibit B attached hereto (or at such other address as shall be given in writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.


 7.  Miscellaneous.

     (a)  This Agreement supersedes any inconsistent provision of the Lease.

     (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

     (c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

     (d) In the event that Beneficiary shall acquire title to the Premises Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

     (e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

     IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance, and Attornment Agreement as of , 200___.

     IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.



BENEFICIARY:                           ______________________________________
                                       a_____________________________________


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


TENANT:                                ______________________________________
                                       a_____________________________________


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


LANDLORD:                              ______________________________________
                                       a_____________________________________


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

STATE OF _________         (S)
                           (S)
COUNTY OF ________         (S)

     This instrument was ACKNOWLEDGED before me on _____________, 200__, by
 _________________________________.


[SEAL]
                                        ________________________________________
                                        Notary Public, State of __________
My Commission Expires:

                                        ________________________________________
______________________                  Printed Name of Notary Public


STATE OF _______           (S)
                           (S)
COUNTY OF ________         (S)


     This instrument was ACKNOWLEDG before me on _____________, 200__, by ____________________________, _________________ of
______________________________, a ______________ corporation, on behalf of said corporation.


[SEAL]
                                        _______________________________________
                                        Notary Public, State of __________

My Commission Expires:

                                        _______________________________________
______________________                  Printed Name of Notary Public

STATE OF _______           (S)
                           (S)
COUNTY OF ________         (S)


     This instrument was ACKNOWLEDG before me on _____________, 200__, by ____________________________, _________________ of
______________________________, a ______________ corporation, on behalf of said corporation.


[SEAL]
                                        _______________________________________
                                        Notary Public, State of __________

My Commission Expires:

                                        _______________________________________
______________________                  Printed Name of Notary Public

                               Legal Description
                               -----------------




























                                   EXHIBIT A

                            Schedule of Definitions
                            -----------------------

     "Beneficiary" shall mean__________________________, a ____________ and any successors and assigns and third party transferees whether in foreclosure or otherwise. All notices hereunder to Beneficiary shall be mailed to:
with a copy to:

__________________________                           __________________________
__________________________                           __________________________
__________________________                           __________________________
Attn:_____________________                           Attn:_____________________


     "Mortgage" shall mean a first lien Mortgage or Deed of Trust and Security Agreement with assignment or Rents dated as of as Mortgagor or Trustor, to _______________, ________, encumbering the Premises, executed by Landlord,
_____________________________, a _____________________, as Trustee, in favor of
Beneficiary, securing repayment of the Loan evidenced by the Note, to be recorded in the records of the County in which the Premises are located.

     "Landlord" shall mean _______________________, a ______________________
______________, having an office at ____________________________.

     "Lease shall mean a certain lease entered into by and among Landlord and Tenant dated as of _____, 19 ______, covering the Premises.

     "Loan" shall mean a first mortgage loan in an amount up to $__________ from Beneficiary to Landlord.

     "Note" shall mean that certain Promissory Note executed by Landlord in favor of Beneficiary, dated as of _____, ______, in the amount of $_______.

     "Premises" shall mean the real property described on Exhibit "A" together with all buildings and other improvements located thereon.

     "Tenant" shall mean ____________________________, a _____________________, whose address for notice is ________________________________________________.

                                   RIDER 1
                                RENEWAL OPTIONS

     So long as no default under this Lease exists either at the time of exercise or at the time a Renewal Term (hereinafter defined) commences, provided that the Lease Term, as the same may have been previously extended in accordance with the provisions hereof, is then in full force and effect, and provided that Tenant has fulfilled all of the notice conditions hereinafter set forth, Tenant shall have the option to renew the Lease Term, as the same may have been previously extended in accordance with the provisions hereof, for Two (2) additional successive terms of sixty (60) months each (collectively the "Renewal
                                                                         -------
Terms" and individually a "Renewal Term"). In order to exercise a Renewal Option
-----                      ------------
(herein so called), Tenant shall give Landlord written notice of its desire to do so no earlier than four hundred fifty (450) days prior to the expiration of the initial Lease Term or first Renewal Term, as applicable, and no later than two hundred forty (240) days prior to the expiration of the initial Lease Term or first Renewal Term, as applicable. All terms and conditions of this Lease shall be as set forth in this Lease during each Renewal Term except that the Base Rental payable during each Renewal Term shall be the Fair Market Rental (herein so called) for the Premises determined as follows:

                  (1) By mutual agreement between Landlord and Tenant reached within thirty (30) days after the date on which Tenant exercises a Renewal Option; or

                  (2) If Landlord and Tenant have not agreed upon Fair Market Rental within such thirty (30) day period, then each shall appoint, by written notice to the other, an independent real estate appraiser who is a Member Appraisal Institute (M.A.I.), who has not worked for or on behalf of, in any capacity, the appointing party for at least the preceding six (6) years, and who has at least ten (10) years prior experience in appraising rental values of properties similar to the Premises. If either party fails to appoint such a real estate appraiser within twenty (20) days following the written demand by the other party, then the appraiser who was appointed shall select the second appraiser. Such two appraisers shall proceed to determine the Fair Market Rental of the Premises. If such two appraisers are unable to agree upon the Fair Market Rental of the Premises, within thirty (30) days of appointment, then they shall jointly appoint a third appraiser who is similarly qualified and, within thirty
(30) days after the third appraiser is appointed, they shall determine the Fair Market Rental, which shall be that amount upon which any two of such three appraisers agree, or if no such agreement is reached that amount which represents the arithmetic average of the two rates determined by such appraisers which are numerically closest to one another, or, if all rates are numerically equidistant, the arithmetic average of all three such rates. Each party shall have the responsibility for paying the appraiser which was, or which should have been, appointed by such party and each shall pay one-half (1/2) of the costs and expenses of the third appraiser if one is appointed. In the event that the foregoing appraisals are not completed by the expiration date of the initial Lease Term, first Renewal Term, or second Renewal Term, as applicable, this Lease shall continue in full force and effect (but in no event beyond the end of the then current Renewal Term if Tenant has not exercised its Renewal

Option to extend the Lease Term for the ensuing Renewal Term) with Tenant paying the Base Rental in effect at the end of the Lease Term, or First Renewal Term, or second Renewal Term, as applicable, until Fair Market Rental is determined at which time appropriate adjustments, relating back to the commencement of the applicable Renewal Term shall be made between Landlord and Tenant. The termination of the Lease at the end of any Renewal Term shall not terminate Landlord's and Tenant's obligation to make the appropriate adjustments in the Base Rental which was payable during the expiring Renewal Term if, for some reason, the determination of Fair Market Rental for such expiring Renewal Term has not been completed by the date on which the Lease terminates. The determination of Fair Market Rental by the appraisers appointed in accordance with the foregoing provisions is final and binding on both Landlord and Tenant.

         At the commencement of each of the Renewal Terms, Landlord shall provide a refurbishment allowance to Tenant in an amount which does not, in each instance, exceed $3.00 per square foot of space in the Building. Landlord shall pay such refurbishment allowance to Tenant upon receipt of invoices, lien waivers and other documentation reflecting that all refurbishment work has been completed, in a good and workmanlike manner, free and clear of all liens and claims; the refurbishment allowance may only be used for refurbishment and not for Tenant's furniture, fixtures or equipment. No portion of a refurbishment allowance which is not actually used to pay refurbishment costs shall be paid to Tenant.

                                      -2-